Exhibit 10.1
ROGERS CORPORATION
2019 LONG-TERM EQUITY COMPENSATION PLAN PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD AGREEMENT
Subject to the terms and conditions set forth below, Rogers Corporation (the “Company”) hereby grants to [_______________] (the “Grantee”) Restricted Stock Units under Section 8 of the Rogers Corporation 2019 Long-Term Equity Compensation Plan (the “Plan”). Capitalized terms in this Performance-Based Restricted Stock Unit Award Agreement (the “Agreement”) shall have the meanings specified in the Plan, unless a different meaning is specified herein.
This Agreement entitles the Grantee to payment in the form of Shares based on the Company’s “Net Revenue” attained during the Performance Period and subject to the employment requirements set forth below. The target number of Shares subject to this Agreement is [_________] Shares (the “Target Shares”), subject to adjustment under Section 2.2 of the Plan. This Award is granted as of [__________________] (the “Grant Date”).
By clicking the applicable acceptance box on the Charles Schwab & Co., Inc. (“Charles Schwab”) website, the Grantee agrees to all of the terms and conditions described in this Agreement and in the Plan. The Grantee acknowledges that the Grantee has carefully reviewed this Agreement and all materials incorporated herein by reference, including the Plan.
1.Acceptance of Award. The Grantee shall have no rights with respect to this Agreement unless he or she shall have accepted this Agreement in the manner described in the immediately preceding paragraph prior to the close of business on the ninetieth (90th) day after the Grant Date.
2.Issuance of Shares. Subject to the terms and conditions of the Plan and this Agreement, the number of Shares to be issued to the Grantee shall be determined based on the Company’s Net Revenue (as determined in accordance with GAAP) during the Company’s [YEAR 2] fiscal year (the “Performance Period”) using the following table:

	Net Revenue	Percentage of Target Shares
Threshold	$[________]	50% of Target Shares
Target	$[________]	100% of Target Shares
Maximum	$[________]	200% of Target Shares

For avoidance of doubt, no Shares shall be awarded for a Net Revenue of less than $[________], and no more than two times the number of Target Shares shall be deliverable if the Net Revenue exceeds $[________]. Straight-line interpolation shall be used to determine the “Percentage of Target Shares” in the table above if the Net Revenue is between

“Threshold” and “Target” and between “Target” and “Maximum.” For example, a $[________] Net Revenue achievement will result in delivery of [____]% of the Target Shares. Any partial Share shall be rounded up to the nearest whole Share. The Committee may, in its discretion, adjust the Net Revenue performance goals set forth above to account for the effect of an acquisition that occurs during the Performance Period, or exclude from the determination of the achievement of a Net Revenue goal any revenue from an acquisition that occurs within the Performance Period.
3.Restrictions and Conditions. If the Grantee’s employment with the Company and its Affiliates is terminated for any reason other than death or Disability (as such term is defined below), while this grant remains outstanding and prior to the end of the Performance Period, the Grantee shall forfeit any and all rights under this Agreement, and no Shares shall be issued hereunder regardless of actual performance during the Performance Period. If the Grantee’s employment with the Company and its Affiliates is terminated due to the Grantee’s death or Disability while this grant remains outstanding and prior to the end of the Performance Period, the number of Shares issuable to the Grantee following the Performance Period pursuant to Paragraph 2 shall be pro-rated based on the number of days the Grantee remained employed by the Company and its Affiliates during fiscal years [YEAR 1] and [YEAR 2] prior to the termination date, rounded up to the nearest whole share. For example, if the Grantee was employed by the Company, one of its Affiliates, or both, for 600 days during fiscal years [YEAR 1] and [YEAR 2] prior to termination of employment on account of death or Disability, the Grantee would receive 82.08% (600 days / (366 days + 365 days)) of the number of Shares determined under Paragraph 2 based on the performance achieved at the end of the Performance Period, rounded up to the nearest whole share.
For purposes of this Agreement, “Disability” shall mean that the Grantee is (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under a Company or Affiliate employee accident and health plan, each of clauses (i) and (ii) as reasonably determined by the Committee. In addition, the Committee may determine that the Grantee has incurred a Disability if the Grantee is considered “totally disabled” by the Social Security Administration.
4.Scheduled Payment Date. Unless otherwise provided in Paragraph 5 below, the Company shall deliver or cause to be delivered to or on behalf of the Grantee the number of Shares, if any, as determined under Paragraphs 2 and 3 above, after the Performance Period and on or before the Scheduled Payment Date in compliance with applicable law. The Company shall determine in its sole discretion the manner of delivering Shares under this Paragraph 4. For purposes of this Agreement, the “Scheduled Payment Date” shall mean March 15th of the calendar year immediately following the expiration of the Performance Period.

5.Change in Control. Restricted Stock Units shall not automatically vest upon a Change in Control. Subject to the Grantee’s continuous employment through the Change in Control, a number of Restricted Stock Units equal to 100% of the Target Shares (the “Target Restricted Stock Units”) shall remain outstanding upon the Change in Control, and all other Restricted Stock Units shall be immediately and automatically forfeited upon the Change in Control.
(a) If the Award is not continued, assumed or substituted by the surviving or acquiring corporation upon the Change in Control, the Target Restricted Stock Units shall vest upon the Change in Control, and Shares will be delivered in respect thereof within sixty (60) days of the Change in Control.
(b) If the Award is continued, assumed or substituted by the surviving or acquiring corporation upon the Change in Control, the Net Revenue performance goal shall no longer apply to the Restricted Stock Units; rather the Target Restricted Stock Units shall vest on December 31, [YEAR 2], subject to the Grantee’s continuous employment through such date, and Shares will be delivered in respect thereof at such time as set forth in Paragraph 4 above. However, in the event that the Grantee’s employment is terminated prior to December 31, [YEAR 2] due to the Grantee’s (x) death, (y) Disability, or (z) within one year following the Change in Control, a termination by the Company and its Affiliates without Cause, then, subject to the following sentence, the Target Restricted Stock Units shall vest upon the termination date, and Shares will be delivered in respect thereof within sixty (60) days of the termination date. Notwithstanding the foregoing, in the event that the Grantee’s employment is terminated without Cause within one year following a Change in Control per clause (z) above, the Target Restricted Stock Units shall vest subject to the Grantee’s execution of a release of claims (in the form prescribed by the Company) in favor of the Company and its affiliates, provided such release becomes irrevocable in accordance with its terms within forty-five (45) days following the termination date. If the Grantee’s employment with the Company and its Affiliates is terminated for any reason after a Change in Control and before December 31, [YEAR 2], other than for those reasons described in clauses (x), (y) and (z) above in this Paragraph 5, the Grantee shall forfeit any and all rights under this Agreement, and no Shares shall be issued hereunder.
This Paragraph 5 shall supersede Sections 11.10(a)-(b) of the Plan in their entirety.
6.Compensation Recovery. Notwithstanding anything else herein to the contrary, in consideration for the grant of this Award, the Grantee agrees to be subject to (i) any applicable compensation, clawback, recoupment or similar policies of the Company or its Affiliates in effect from time to time, whether adopted before or after the Grant Date, including without limitation the Company's Compensation Recovery Policy, and (ii) such other clawback rules as may be required by applicable law ((i) and (ii) together, the “Clawback Provisions”). The Grantee understands that the Clawback Provisions are not limited to amounts payable in connection with this Award.

7.Tax Withholding. The Grantee hereby agrees to make appropriate arrangements with the Company for such income and employment tax withholding as may be required of the Company under applicable United States federal, state, local or foreign law on account of the Grantee’s rights under this Agreement. The Grantee may satisfy any withholding obligation, in whole or in part, by electing (i) to make a payment to the Company in cash, by check, electronic funds transfer or by other instrument acceptable to the Company, (ii) to deliver to the Company a number of already-owned Shares having a value not greater than the amount required to be withheld (such number may be rounded up to the next whole share) as may be permitted pursuant to written policies or rules adopted by the Committee in effect at the time of exercise, or (iii) by any combination of (i) and (ii). In addition, the Committee may also permit, in its sole discretion and in accordance with such policies and rules as it deems appropriate, the Grantee to have the Company withhold a number of Shares which would otherwise be issued pursuant to this Agreement having a value not greater than the amount required to be withheld (such number may be rounded up to the next whole share). The value of Shares to be withheld or delivered (as may be permitted by the Committee) shall be based on the Fair Market Value of a Share as of the date the amount of tax withholding is determined. For avoidance of doubt, the Committee may change its policies and rules for tax withholding in its sole discretion from time to time for any reason.
8.The Plan. This Agreement is subject in all respects to the terms, conditions, limitations and definitions contained in the Plan. In the event of any discrepancy or inconsistency between this Agreement and the Plan, the terms and conditions of the Plan shall control.
9.No Obligation to Continue Employment. Nothing in this Agreement or the Plan shall be construed as constituting a commitment, guarantee, agreement or understanding of any kind or nature that the Company or any Affiliate shall continue to retain the services of the Grantee, nor shall this Agreement or the Plan affect in any way the right of the Company or any Affiliate to terminate the services of the Grantee as an employee or otherwise at any time and for any reason. By executing this Agreement, Grantee acknowledges and agrees that Grantee’s service relationship with the Company or any Affiliate is “at will.” No change of Grantee’s duties to the Company or any Affiliate shall result in, or be deemed to be, a modification of any of the terms of this Agreement or the Plan.
10.Notices.
(a)Notices hereunder shall be mailed or delivered to the Company at its principal place of business and, except as otherwise provided in Paragraph 10(b), shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.
(b)In lieu of receiving documents in paper format, the Grantee agrees, to the fullest extent permitted by law, to accept electronic delivery of any documents that the Company may be required to deliver (including, but not limited to, the Plan, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports, and all other agreements, forms, notices and other communications) in connection with this and any other prior or future incentive award or program made or offered by the Company or its predecessors or successors. Electronic delivery of a document to the Grantee may be made via a Company e-mail system, by reference to a location on a Company intranet site to which the Grantee has access, or by a website maintained by a third party engaged to provide administrative services related to the Plan.
11.Purchase Only for Investment. To ensure the Company’s compliance with the Securities Act of 1933, as amended (the “Act”), the Grantee agrees for himself or herself, the Grantee’s legal representatives and estate, and any other persons who acquire or may obtain rights under this Agreement upon the Grantee’s death, that the Shares will be acquired hereunder for investment purposes only and not with a view to their distribution, as that term is used in the Act, unless in the opinion of counsel to the Company such distribution is in compliance with, or exempt from, the registration and prospectus requirements of the Act.
12.Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts, United States of America without regard to any choice of law rules thereunder.
13.Electronic Signature. The parties may execute and deliver this Agreement and any documents now or hereafter executed and delivered in connection with this Agreement using procedures now or hereafter established by the Company for electronic signature and document delivery. The Grantee’s electronic signature shall be the same as, and shall have the same force and effect as, the Grantee’s manual signature. For the avoidance of doubt, the Grantee’s clicking on the applicable acceptance box on the Charles Schwab website shall be deemed to constitute the Grantee’s electronic execution and delivery of this Agreement. Any procedures for electronic signature and delivery may be effected by a third party engaged by the Company to provide administrative services related to the Plan.
14.Beneficiary Designation. The Grantee may designate Beneficiary(ies) to whom shall be transferred any rights under this Agreement which survive the Grantee’s death. The beneficiary designation form can be found at the Charles Schwab Equity Award Center website (https://www.schwab.com/public/eac/home) or obtained by contacting the Company’s Director, Compensation and Benefits. In the absence of an effective beneficiary designation in accordance with the terms of the Plan and this Agreement, the Grantee acknowledges that any rights under this Agreement that survive the Grantee’s death shall be rights of his or her estate notwithstanding any other agreements or documents (including the Grantee’s will) to the contrary.
15.Section 409A. Payments under this Agreement are intended to be exempt from Section 409A of the Code, and the regulations and guidance promulgated thereunder (“Section 409A”). To the maximum extent permitted, this Agreement shall be limited, construed and interpreted in accordance with such intent. No payment shall be made under this Agreement later than the deadline to be considered a short-term deferral under Treasury Regulation section 1.409A-1(b)(4). The Company shall have no liability to the Grantee or otherwise if any amounts paid or payable hereunder are subject to Section 409A or the additional tax thereunder.
16.Amendment. The Committee shall have the exclusive authority to amend this Agreement, provided that no amendment of this Agreement shall, without the written consent of the Grantee, adversely affect, as shall be determined by the Committee, the rights of the Grantee hereunder. Any amendment to this Agreement shall not be valid unless made in writing and signed by the person or persons to be bound thereby.
17.Personal Information. The Grantee hereby acknowledges and agrees that the personal data necessary to administer the Plan may be transferred from any direct or indirect subsidiary of the Company to the Company, and/or a securities brokerage firm and/or any other entity responsible for administering the accounts of participants of the Plan. Some of these entities may be located in countries whose privacy and data protection laws may not be equivalent to those in the Grantee’s country of residence. Such data may include the Grantee’s name, position, address, date of birth and all other data necessary to prove the Grantee’s eligibility to receive Shares and the data necessary to calculate any tax withholdings. Grantee may request access to and, where shown to be incorrect, correct the personal data.

[Signature page follows.]

ROGERS CORPORATION By: Name: Title:

Accepted and Agreed by: GRANTEE ______________________ Name:

By clicking the applicable acceptance box on the Charles Schwab website, the Grantee acknowledges receipt of this Agreement and agrees to its terms and conditions.
7